                                                         Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS

 We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Complete Wellness Centers, Inc. for the registration of 100,000 shares of its common stock and to the incorporation by reference therein of our report dated March 31, 1998, with respect to the consolidated financial statements of Complete Wellness Centers, Inc. included in its Annual Report (Form 10-KSB) for the year ended December 31, 1997 filed with the Securities and Exchange Commission.





ERNST & YOUNG, LLP

Washington, DC
October 1, 1998